UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2005, the Board of Directors of Gateway, Inc. (“Gateway”) adopted amendments to Gateway’s Bylaws (the “Amended Bylaws”) to update, clarify or delete certain provisions, provide flexibility in certain of Gateway’s administrative operations and more closely track the wording of applicable Delaware law. The following is a summary of the substantive changes in the Amended Bylaws.

Section 2.2 was revised to correct a typographical error concerning the shares required to call a special meeting of the stockholders. In addition, notices of special meetings of stockholders will be the responsibility of the secretary; Section 2.4 was revised to explicitly specify that stockholders may appear at a stockholders meeting either in person or by proxy; and new language was added to Section 2.5.4 to make a cross reference to the vote required to elect directors.

The previous section 6.1.2 (“Vice-Chairman”) was moved to a new Section 3.4.1.

Section 3.5 was amended to specify the term of office of directors appointed to fill vacancies.

A new Section 4.4 was added to specify how directors may waive notice of a meeting of the Board and Section 4.5 (previously Section 4.4) was amended to specify that meetings at which a quorum is present may continue notwithstanding the withdrawal of directors.

Section 6 was revised to clarify which officers are required rather than discretionary, and to properly reflect the current structure of Gateway’s officers. Descriptions of all elected officers are now listed under Section 6.1, descriptions of all appointed officers are now listed under Section 6.3 and clarification was made that the president is not automatically the chief executive officer, although one person can hold both positions. Section 6.3 was amended to clarify that the Board of Directors may delegate the power to appoint certain officers. A new subsection on removal and resignation of officers was combined in Section 6.4 with existing language concerning vacancies in officer positions. Under this Section, any officer appointed by the chief executive officer or the president may be removed, with or without cause, by the appointing officer.

Section 7.3 was revised to include additional officers allowed to sign stock certificates under Delaware law.

Section 9.11 was revised to more closely track Delaware law with respect to future amendments of the Amended Bylaws.

The foregoing summary is qualified in its entirety by reference to the Amended Bylaws, a copy of which is attached as Exhibit 3.2 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Gateway, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2005

GATEWAY, INC.

By:	/s/ MICHAEL R. TYLER
Michael R. Tyler Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Gateway, Inc.